Exhibit 4.4

EXECUTION COPY

JEFFERIES GROUP LLC

and

THE BANK OF NEW YORK MELLON,

Trustee

THIRD SUPPLEMENTAL INDENTURE

To

INDENTURE

Dated as of March 12, 2002

Senior Debt Securities

Dated as of March 1, 2013

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2013 (the “Third Supplemental Indenture”), among Jefferies Group LLC, a limited liability company existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 520 Madison Avenue, 12th Floor, New York, NY 10022, and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called the “Trustee”), to the INDENTURE, dated as of March 12, 2002 (the “Original Indenture”), between Jefferies Group, Inc., a corporation organized under the laws of the State of Delaware, and the Trustee, as amended by the FIRST SUPPLEMENTAL INDENTURE, dated as of July 15, 2003 and the SECOND SUPPLEMENTAL INDENTURE, dated as of December 19, 2012 (the “Second Supplemental Indenture”).

RECITALS OF THE COMPANY

Section 8.01 of the Original Indenture, as amended by the Second Supplemental Indenture, provides that if Jefferies Group, Inc. converts into any other Person, such Surviving Person shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of Jefferies Group, Inc. under the Securities and this Indenture.

Section 9.01(1) of the Original Indenture provides that, without the consent of any Holder, the Company may enter into one or more indentures supplemental to the Original Indenture to, among other things, evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

Pursuant to Section 266 of the General Corporation Law of the State of Delaware, on March 1, 2013, Jefferies Group, Inc. converted to a limited liability company governed by the Limited Liability Company Act of the State of Delaware and changed its name to Jefferies Group LLC.

The execution and delivery of this Third Supplemental Indenture have been duly authorized by the Company.

NOW THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefits of all Holders of the Securities of each Series thereof, as follows:

2

ARTICLE I.

DEFINITIONS AND ASSUMPTION OF OBLIGATIONS

Section 1.01 Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as the case may be. The following definition supplements those definitions.

“Indenture” means the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture.

Section 1.02 The Company hereby assumes all of the covenants and obligations of Jefferies Group Inc. under the Securities and the Indenture.

ARTICLE II.

MISCELLANEOUS

Section 2.01 As amended and modified by this Third Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument.

Section 2.02 The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture, other than as set forth in the Original Indenture, as fully as if said terms and conditions were herein set forth at length.

Section 2.03 This Third Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 2.04 This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

Section 2.05 The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture; the recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

JEFFERIES GROUP LLC

By:	/s/ Peregrine C. Broadbent
Name:	Peregrine C. Broadbent
Title:	Executive Vice President

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President